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                                  EXHIBIT 5.1
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                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 Peachtree Street N.E.
                                   Suite 1600
                             Atlanta, Georgia 30303
                                 (404) 572-6600



                               September 3, 1998



Mariner Post-Acute Network, Inc.
One Ravinia Drive
Suite 1500
Atlanta, GA  30346

  Re:     Post-Effective Amendment No. 1 on Form S-8 to
          Registration Statement on Form S-4/S-8 for
          1995 Non-Employee Director Stock Option Plan (the "1995 Plan") and Outstanding Options of Mariner Health Group, Inc. ("Mariner") (the "Non-Plan Options") assumed by Mariner Post-Acute Network, Inc. ("MPN") in connection with a merger between a wholly-owned subsidiary of MPN and Mariner

Ladies and Gentlemen:

  We have served as counsel for MPN in connection with the registration under the Securities Act of 1933, as amended, pursuant to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4/S-8 (the "Registration Statement"), of an aggregate of up to 733,500 shares (the "Shares") of common stock, $.01 par value, of MPN, to be offered and sold by the exercise of (x) options granted under the 1995 Plan and (y) the Non-Plan Options.

  We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of MPN and the authorization of the Shares to be issued pursuant to the exercise of (x) options granted under the 1995 Plan and (y) the Non-Plan Options as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of MPN officials and of appropriate governmental officials.

  We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.
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Mariner Post-Acute Network, Inc.
September 3, 1998
Page 2



  Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and that upon the issuance and delivery of the Shares and payment therefor as provided in the 1995 Plan or the relevant Non-Plan Option Agreement and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Powell, Goldstein, Frazer & Murphy LLP
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                                  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP